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                                                                      Exhibit 15



                 ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS





Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in KeyCorp's Amendment No. 2 to the Registration Statement on Form S-4 pertaining to the merger of OMNIBANCORP with and into KeyCorp, of our reports dated April 19, 1994, July 18, 1994 and October 17, 1994 relating to the unaudited consolidated interim financial statements of KeyCorp, included in its Forms 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Amendment No. 2 to the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Cleveland, Ohio
January 31, 1995